UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	81-0305822
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

4438 W. Lovers Lane, Unit 100, Dallas, TX	75209
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	The NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The following description of the common stock, par value $0.01 per share (the “Common Stock”), of United States Antimony Corporation. (the “Company”) is filed with the U.S. Securities and Exchange Commission in connection with the dual listing of the Common Stock with NYSE Texas, Inc. USAC will maintain its primary listing on the NYSE American Stock Exchange and trade with the same “UAMY” ticker symbol on the NYSE Texas.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Company Common Stock.

The description of the Common Stock contained in Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2024, as amended from time to time, to which this Form 8-A relates, is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: June 30, 2025	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman and CEO

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